                                                                  EXHIBIT 10.225
        CIT Equipment Financing
        1540 West Fountainhead Parkway
        Tempe, AZ 85282

[CIT] Logo

                                        NOTICE OF ASSIGNMENT

Ken Nelson
Ready Mix, Inc.
3430 East Flamingo Road
Suite 100
Las Vegas, NV 89121-5018
(602)437-5400

        RE: Equipment Schedule 2, dated June 20, 2000 to Master Lease Agreement dated June 20, 2000 between Ready Mix, Inc.(Lessee)and The CIT Group/Equipment Financing, Inc.,(Lessor) attached hereto and made a part hereof (collectively the "Agreement")

Dear Mr. Nelson:

This will serve as notice to you that The CIT Group/Equipment Financing, Inc.("CIT") has sold and assigned its interest in the above Agreement to General Electric Capital Corporation(GE Capital) Effective immediately, GE. Capital is entitled to all of the rights of CIT under the Agreement and all future payments are to be made to GE Capital, with respect to the Agreement without offset, deduction, defense, abatement, deferment or diminution. From this date forward, any and all notices or instructions relating to the Agreement, shall not be valid unless signed by GE Capital, and all payments relating to the Agreement shall be made directly to GE Capital at the following address(or such address as GE Capital may specify to you in writing):

GENERAL ELECTRIC CAPITAL CORPORATION
COMMERCIAL EQUIPMENT FINANCING
44 OLD RIDGEBURY ROAD
DANBURY, CT 06810
888-223-9760

This Notice may not be revoked or amended except by in writing signed by GE Capital


Sincerely,
The CIT Group/Equipment Financing, Inc.



By: /s/ Richard Johnson
    -----------------------------------

Title: Richard Johnson
       Vice President
       --------------------------------


                                        CIT ACCOUNT #: 00108640